UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 16, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 744,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

Coffman Consulting Agreement

        As previously reported in a Form 8-K filed on July 25, 2005, Jack Coffman, Senior Vice President of Power Supply for OG&E, announced his retirement effective December 1, 2005. On November 16, 2005, the Board of Directors of the Company approved a consulting agreement with Mr. Coffman. The consulting agreement, which is filed as Exhibit 10.01 hereto and incorporated herein by reference, is effective as of December 1, 2005. The term of the agreement extends to December 1, 2006, unless earlier terminated as provided therein. Under the terms of the agreement, Mr. Coffman agreed to consult and advise the Company and OG&E on specific matters designated by the chief executive officer (“CEO”) and chief operating officer (“COO”). In consideration for services provided under the agreement, Mr. Coffman will be paid $132.50 per hour, plus reasonable out-of-pocket expenses, for consulting services performed at the request of the CEO or COO. The $132.50 per hour represented Mr. Coffman’s annual salary at the time of his retirement divided by 2,000 hours.

Director Compensation

        On November 16, 2005, the Compensation Committee of the Board of Directors of the Company approved compensation levels for 2006 for non-officer directors of the Company. For 2006, the portion of the annual retainer which is to be payable in monthly installments in cash increased from $24,000 to $30,000 (the first such increase since 1995) and the portion of the annual retainer to be deposited in the director’s account under the deferred compensation plan increased from $42,000 to $51,000. The amounts deposited in a director’s account under the deferred compensation plan will be credited to such director’s separate stock equivalent account under such plan, based on the closing price of the Company’s common stock on November 30, 2005. For 2006, the meeting fees and additional retainers for committee chairmen and lead director will remain unchanged from 2005. The chairman of the audit committee will receive an additional annual retainer of $10,000, the chairman of the compensation committee and nominating and corporate governance committees will each receive additional annual retainers of $5,000 and the lead director will receive an additional annual retainer of $10,000. All non-officer directors will receive a fee of $1,200 for each board and committee meeting attended.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
10.01	Consulting agreement dated as of December 1, 2005, by and between the Company and Jack T. Coffman.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Scott Forbes
Scott Forbes Controller - Chief Accounting Officer

November 21, 2005

Exhibit 10.01

CONSULTING AGREEMENT BETWEEN
OG&E ENERGY CORP. AND JACK T. COFFMAN

            1.        Identification and Parties. This Consulting Agreement (“Agreement”) is entered into by and between Jack T. Coffman (“Consultant”) and OGE Energy Corp. (the “Company”) as of December 1, 2005 (the “Effective Date”).

            2.        Recitals. The Company desires to retain Consultant and Consultant desires to be retained upon the terms and conditions set forth in this Agreement.

            3.        Term of Agreement.

                        3.1.        This Consulting Agreement shall commence on the Effective Date.

                        3.2.        This Agreement shall remain in effect for a one (1) year term from December 1, 2005 to December 1, 2006, unless terminated earlier pursuant to Paragraph 6 of this Agreement.

            4.        Services.

                        4.1.        During the term of this Agreement, Consultant shall consult with and advise the Company or its subsidiary, Oklahoma Gas and Electric Company, on specific matters as designated from time to time by the Company’s Chief Executive Officer (“CEO”) or the Company’s Executive Vice President and Chief Operating Officer (“COO”). Consultant shall render such consulting services diligently and in the best interests of the Company and its subsidiaries and affiliates. Consultant shall report and be responsible to the COO or such other person designated in writing to Consultant by the COO.

                        4.2.        Consultant shall not be required to devote any minimum number of hours to consulting services under this Agreement nor shall Consultant be guaranteed any number of hours but, as needed, Consultant will make available his time upon reasonable notice during normal business hours to providing services hereunder.

                        4.3.        Consultant has voluntarily sought to do business with the Company, and Consultant represents that entering into this Agreement does not conflict with, or constitute a breach of, the terms of any existing agreement or obligation to which Consultant is a party or by which Consultant is bound.

            5.        Compensation. In consideration for services provided pursuant to this Agreement, Consultant shall receive from the Company the following fees:

                                For consulting services performed at the request of the CEO or COO, Consultant shall be paid at the rate of One Hundred Thirty-Two and 50/100 Dollars ($132.50) per hour. In addition, Consultant shall be entitled to the reimbursement of the following expenses incurred in the course of performing such services: (i) long-distance telephone charges; (ii) overnight delivery service charges; and (iii) reasonable out-of-pocket travel expenses for travel to locations more than 50 miles from the Company’s headquarters at 321 N. Harvey, Oklahoma City,

Oklahoma (collectively, “Permitted Expenses”). Consultant shall submit to the Company monthly invoices which show the total number of hours worked and contain a description of the work performed and Permitted Expenses.

            6.        Early Termination of Agreement. The Agreement and the term thereof shall end prior to December 1, 2006, on the first to occur of the following events:

                        6.1.        The death of Consultant;

                        6.2.        The date as of which the COO terminates the Agreement because of the inability of Consultant to provide services under this Agreement by reason of Consultant’s total disability, as determined by the Company; or

                        6.3.        The date as of which the COO terminates the Agreement due to the failure of Consultant to perform his obligations under this Agreement in a manner satisfactory to the Company if such failure has continued for thirty (30) days after written notice specifying such failure has been given by the Company to Consultant; except that, if such failure is due to the misconduct, malfeasance, nonfeasance or breach of any provision of this Agreement by Consultant, the date of termination of the Agreement shall be the date written notice of such failure is given to Consultant.

In the event this Agreement is terminated prior to December 1, 2006, all obligations of the Company under Paragraph 5 shall terminate; provided, however, that any amounts to which Consultant is entitled for services rendered prior to the termination of this Agreement but not yet paid as of the termination of this Agreement shall be paid to Consultant as provided in Paragraph 5 and all Permitted Expenses to which Consultant is entitled to reimbursement through the termination of this Agreement shall be paid as provided in Section 5.

            7.        Non-Compete. Consultant agrees that for the time this Agreement is in effect, he will take on other clients only with the prior written approval of the COO, if such engagement would involve “Competition”. For purposes of this Agreement, “Competition” shall mean engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity that is principally engaged in the business of the Company or its affiliates in their market areas; provided, however, that “Competition” will not include the mere ownership of 1% or less of the outstanding securities in any enterprise and exercise of rights appurtenant thereto.

            8.        Confidentiality.

                        8.1.        “Confidential Information” for purposes of this Agreement shall be defined as all information, knowledge or data relating to the business of the Company or its affiliates, including, but not limited to trade secrets; marketing strategies; financial information; technological and engineering data; formulas; production plans and methods; manufacturing applications and techniques; research and development activities; preferences and identities of customers, vendors, suppliers and prospective customers; vendors and suppliers and sources of business referrals; current, prospective and ongoing business strategies, plans and techniques; computer and other programs, software, devices, methods, techniques, processes and inventions, including, but not limited to, any enhancements thereto; compilations and other materials developed by or on behalf of the Company or its affiliates (whether in written, graphic, audiovisual, electronic or other media, including computer software), which has been and/or will be subject to reasonable efforts to maintain its confidentiality, is not generally known to the public or by competitors of the Company or its affiliates, and which derives its value from remaining undisclosed. Confidential Information also includes information in the above categories of any third party affiliated, associated or doing business with the Company or its affiliates which has been disclosed to the Company or its affiliates in the course of conduct of the Company’s or affiliates’ business. Confidential Information does not include any information that is in the public domain or otherwise is or becomes publicly available (other than as a result of a wrongful act of Consultant or any agent or employee of the Company or its affiliates).

                        8.2.        Consultant acknowledges that, Consultant has been, and may be in the future, intimately involved with and be privy to Confidential Information which is a valuable asset of the Company and its affiliates and which, if disclosed or used without authorization, would cause irreparable harm to the Company or its affiliates. Consultant acknowledges that the Confidential Information is and will remain the exclusive property of the Company and its affiliates.

                        8.3.        Consultant agrees to hold, at all times during the term of this Agreement and after termination of this Agreement for any reason, all Confidential Information in trust for the benefit of the Company and its affiliates or any third party as described above. Consultant further agrees that he will not, during the term of this Agreement and after termination of this Agreement for any reason, use in any manner, for the benefit of any individual or entity, or divulge or convey to any other individual or entity, any Confidential Information without the Company’s prior written permission, unless required to do so by duties under this Agreement or legal process; provided that, before making such disclosure, Consultant shall advise the Company and will cooperate fully in any legal action the Company may elect to take in order to attempt to prevent such disclosure.

                        8.4.        Upon termination of this Agreement with the Company for any reason, or at any other time the Company demands, Consultant shall deliver promptly to the Company all Company property then in his possession.

                        8.5.        Consultant agrees that the terms of this Paragraph 8 and the obligations hereunder shall survive termination of the Agreement. Consultant agrees to abide by the Company’s policies regarding confidentiality, conduct or ethics.

                        8.6.        In the event of a breach by Consultant of any of the provisions of this Paragraph 8, the Company or its affiliates may, in addition to any other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

            9.        General Provisions.

                        9.1.        This Agreement constitutes the entire agreement between the Company and Consultant with respect to the performance of consulting and supersedes all prior and contemporaneous agreements, representations and understandings, oral or written, regarding such matters between the parties.

                        9.2.        This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to conflicts of law principles.

                        9.3.        Any dispute, claim or controversy of any kind whatsoever between Consultant and the Company, shall be settled by final and binding arbitration in Oklahoma City, Oklahoma, by the American Arbitration Association (the “AAA”), pursuant to the AAA’s Commercial Arbitration Rules and procedures that are then in effect. The parties to this Agreement and all who claim under them shall be conclusively bound by the determination of any arbitrator, and only have the right to have any decision or award rendered in accordance with this Paragraph entered as a judgment in a court of the State of Oklahoma or any other court of competent jurisdiction. Any claim by a party to this Agreement must be raised within six (6) months of the date of the knowledge by the party of such claim, or within the time provided by law, whichever is earlier.

                        9.4.        The captions and paragraph numbers appearing in this Agreement are inserted for convenience and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.

                        9.5.        No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

                        9.6.        This Agreement has been reviewed by the parties and the parties have had an opportunity to have it reviewed by their respective attorneys. The parties have had a sufficient opportunity to consider and negotiate the contents of this Agreement.

                        9.7.        This Agreement may be amended, modified, or supplemented only by a written agreement, executed by both parties to this Agreement.

                        9.8.        The provisions of this Agreement are severable and, in the event that any provision hereof shall be found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nonetheless remain enforceable and binding upon the Company and Consultant.

                        9.9.        All notices or other communications provided for in this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or by a nationally recognized overnight delivery service to the parties at the following addresses:

CONSULTANT:	COMPANY:

Jack T. Coffman	Peter B. Delaney
4005 N.W. 44th	Executive Vice President and Chief Operating
Oklahoma City, OK 73112	Officer
OGE Energy Corp.
321 N. Harvey
Oklahoma City, OK 73102

Either party wishing to change the address to which notice or other communications under this Agreement shall be sent shall give written notice of such change to the other party

                        9.10.        The parties hereby acknowledge and agree that (i) in performing his obligations hereunder, Consultant will be acting exclusively as an independent contractor, and (ii) they do not intend, and will not hold out or permit the assertion by any third party, that there exists any partnership, agency, joint venture, common undertaking for a profit or other relationship between the parties other than that of independent contractor.

                        9.11.        This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, corporation or other entity which may acquire all or substantially all of the Company’s assets and business or into or with which the Company may be merged or consolidated, and upon Consultant and his personal or legal representatives, executors, administrators, successor, heirs, distributees or legatees. This Agreement may not be assigned by Consultant in whole or in part without prior written consent of the Company.

                        9.12.        The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes the Company is required to withhold pursuant to any law or government regulation or ruling.

                        9.13.        For purposes of this Agreement, the term “affiliate” means with respect to the Company or any other entity, an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company or such other entity.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of this 16th day of November, 2005.

CONSULTANT:	COMPANY:

By: /s/ Jack T. Coffman	By: /s/ Peter B. Delaney
Jack T. Coffman	Peter B. Delaney, Exec. VP